As filed with the Securities and Exchange Commission on May 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allscripts Healthcare Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4392754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

(Address of Principal Executive Offices)

Allscripts Healthcare Solutions, Inc. Amended and Restated Employee Stock Purchase Plan

(Full Title of the Plan)

Brian P. Farley

Senior Vice President, General Counsel and Corporate Secretary

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

(Name and address of agent for service)

(312) 506-1200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE1

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,000,000 shares	$14.95	$44,850,000	$5,776.68

(1)	This Registration Statement also covers, in addition to the number of shares of Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”) stated above, an additional indeterminate number of shares or rights that may be offered or issuable pursuant to the Allscripts Healthcare Solutions, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) relating to adjustments for changes resulting from a stock dividend, stock split or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock, as reported on the NASDAQ Global Select Market, on May 28, 2014.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2014;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 9, 2014;

(c)	All other reports (excluding any information furnished under Items 2.02 or 7.01 thereof) of the Registrant filed with the Commission since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on May 29, 2013.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person:

•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and

•	in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

The Registrant’s Fourth Amended and Restated Certificate of Incorporation (the “Fourth Amended Charter”) provides that the Registrant indemnify its directors and officers to the fullest extent authorized by the DGCL, provided, however, that the Registrant is not be required to indemnify such persons in connection with an action, suit or proceeding initiated by such persons unless the initiation of such action, suit or proceeding was specifically authorized by the Registrant’s board of directors. The Fourth Amended Charter also requires the advancement of expenses incurred in defending any action, suit or proceeding in advance of its final disposition so long as the director or officer delivers to the Registrant an undertaking to repay the advances if it is ultimately determined that the individual is not entitled to indemnification.

The Fourth Amended Charter provides that the Registrant may indemnify its other employees and agents as set forth in the DGCL.

The Fourth Amended Charter provides that a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the statutes referred to above and the Fourth Amended Charter, and are qualified in their entirety by reference thereto.

In addition, the Registrant has purchased directors and officers liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 23, 2010.

4.2	By-Laws of Allscripts Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.2 in the Allscripts Healthcare Solutions, Inc. Annual Report on Form 10-K filed with the Commission on March 1, 2013.

*4.3	Allscripts Healthcare Solutions, Inc. Amended and Restated Employee Stock Purchase Plan.

*5.1	Opinion of Sidley Austin LLP, as to the legality of the securities being registered.

*23.1	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP.

*24	Powers of Attorney (included in the Signature Page to this Registration Statement).

*	Filed herewith

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 30th day of May, 2014.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ PAUL M. BLACK
Name:	Paul M. Black
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned hereby constitutes and appoints, jointly and severally, Paul M. Black and Richard J. Poulton, or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this on this 30th day of May, 2014.

Signatures	Title

/s/ PAUL M. BLACK Paul M. Black	Director and Chief Executive Officer (Principal Executive Officer)

/s/ RICHARD J. POULTON Richard J. Poulton	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STUART L. BASCOMB Stuart L. Bascomb	Director

/s/ DENNIS H. CHOOKASZIAN Dennis H. Chookaszian	Director

/s/ ROBERT J. CINDRICH Robert J. Cindrich	Director

/s/ MICHAEL A. KLAYKO Michael A. Klayko	Director

/s/ ANITA V. PRAMODA Anita V. Pramoda	Director

/s/ DAVID D. STEVENS David D. Stevens	Director

/s/ RALPH H. THURMAN Ralph H. Thurman	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 23, 2010.

4.2	By-Laws of Allscripts Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.2 in the Allscripts Healthcare Solutions, Inc. Annual Report on Form 10-K filed with the Commission on March 1, 2013.

*4.3	Allscripts Healthcare Solutions, Inc. Amended and Restated Employee Stock Purchase Plan.

*5.1	Opinion of Sidley Austin LLP, as to the legality of the securities being registered.

*23.1	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP.

*24	Powers of Attorney (included in the Signature Page to this Registration Statement).

*	Filed herewith